UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2010

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On January 7, 2010, the Compensation Committee of the Board of Directors of ViroPharma Incorporated (the “Company”) approved for the Company’s named executive officers: (i) annual base salaries for 2010 which represent a 3.5% increase over 2009; (ii) annual variable cash bonuses based upon individual and corporate performance during 2009 in accordance with the Company’s Cash Bonus Plan; and (iii) incentive equity awards, each as set forth below.

Name and Position	2010 Salary	2009 Cash Bonus	Number of Stock Options Granted
Vincent Milano Chairman, Chief Executive Officer and President	$517,500	$244,970	180,000
Colin Broom VP, Chief Scientific Officer	$367,400	$177,440	100,000
Thomas Doyle VP, Strategic Initiatives	$341,500	$177,450	125,000
Robert Pietrusko Vice President, Global Regulatory Affairs and Quality	$362,000	$180,280	100,000
Charles Rowland Vice President, Chief Financial Officer	$351,900	$172,640	100,000
Daniel Soland Vice President, Chief Operating Officer	$377,800	$193,360	125,000

Each of the stock options set forth above were granted on January 7, 2010 pursuant to, and subject to, the terms of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). The stock options (i) have a ten-year term, (ii) have an exercise price equal to the closing sale price of the Company’s common stock, as reported on NASDAQ, on the date of grant ($8.86), (iii) vest annually over four years commencing upon the first anniversary of the date of grant, and (iv) were otherwise granted on the same standard terms and conditions as other stock options granted pursuant to the 2005 Plan.

The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended December 31, 2009, in the proxy statement for the Company’s 2010 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: January 8, 2010	By:	/S/ J. PETER WOLF
J. Peter Wolf
Vice President, General Counsel and Secretary